Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            AEQUITRON MEDICAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Minnesota                                             41-1359703
 (State or Other Juris-                                   (I.R.S. Employer
 diction of Incorporation                               Identification Number)
 or Organization)

                           14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
              (Address of Principal Executive Office and Zip Code)



           Aequitron Medical, Inc. 1995 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                        James B. Hickey, Jr., President
                            Aequitron Medical, Inc.
                           14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
                                 (612) 557-9200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             Elizabeth M. Reiskytl
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                          Minneapolis, Minnesota 55402



                                          CALCULATION OF REGISTRATION FEE
                                                                                     Proposed
                                                       Proposed Maximum               Maximum
  Title of Securities          Amount to be             Offering Price               Aggregate                Amount of
   to be Registered            Registered(1)             Per Share(2)            Offering Price(2)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
  Options to Purchase
  Common Stock under
  the 1995 Plan                Indefinite               $ 0.00                   $         0.00             $   0.00

  Common Stock
  issuable upon
  exercise of options
  granted under the
  1995 Plan                    250,000 shares           $ 8.44                   $ 2,110,000.00             $ 727.59
                                                                                                            --------

        TOTAL:                                                                                              $ 727.59
                                                                                                            ========


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on October 27, 1995.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

                  (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

                  (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Registrant's Articles of Incorporation and Bylaws do not limit the Registrant's obligation to indemnify such persons.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

          5 Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 1995 Employee Stock Purchase Plan.

          23.1 Consent of Fredrikson & Byron, P.A. -- included in their opinion filed as Exhibit 5.

          23.2 Consent of Ernst & Young LLP.

          24   Power of Attorney from certain directors.

Item 9.  Undertakings.

               (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the  prospectus any facts
                              or events  arising after the effective  date
                              of the  Registration  Statement (or the most
                              recent  post-effective   amendment  thereof)
                              which,  individually  or in  the  aggregate,
                              represents  a  fundamental   change  in  the
                              information  set  forth in the  Registration
                              Statement;

                              (iii) To include  any  material  information
                              with respect to the plan of distribution not
                              previously  disclosed  in  the  Registration
                              Statement or any material change to such
                              information in the Registration Statement;
                              Provided, however, that paragraphs (a)(1)(i)
                              and   (a)(1)(ii)   do  not   apply   if  the
                              information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 30th day of October, 1995.


                            AEQUITRON MEDICAL, INC.
                            (the "Registrant")


                             By /s/ James B. Hickey, Jr.
                                James B. Hickey, Jr., President and
                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                              (Power of Attorney)

         Each of the undersigned constitutes and appoints James B. Hickey, Jr. and William M. Milne his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Aequitron Medical, Inc. relating to the Company's 1995 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                   Title                            Date


 /s/ James B. Hickey, Jr.    President, Chief Executive        October 30, 1995
James B. Hickey, Jr.         Officer and Director
                             (principal executive officer)


 /s/ William M. Milne        Chief Financial Officer           October 30, 1995
William M. Milne             (principal financial and
                             accounting officer)

 /s/ Lawrence A. Lehmkuhl    Director                          October 30, 1995
Lawrence A. Lehmkuhl


 /s/ David B. Morse          Director                          October 30, 1995
David B. Morse


                             Director
Gerald E. Rhodes


 /s/ Ervin F. Kamm, Jr.      Director                          October 30, 1995
Ervin F. Kamm, Jr.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                            AEQUITRON MEDICAL, INC.



                        Form S-8 Registration Statement




                           E X H I B I T   I N D E X



Exhibit
Number          Exhibit Description

 5              Opinion and Consent of counsel re securities
                   under the Plan
23.1            Consent of counsel (included in Exhibit 5)
23.2            Consent of independent accountants
24              Power of attorney (included on signature page of this Form S-8)